Exhibit 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,

In connection with the Quarterly Report on Form 10-Q of Eclipsys Corporation (the “Company”) for the period ended March 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Paul L. Ruflin, Chief Executive Officer of the Company, and Robert J. Colletti, Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company

     A signed original of the written statement required by Section 906 has been provided by the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

Dated: May 10, 2004	/s/ Paul L. Ruflin

Paul L. Ruflin
Chief Executive Officer

Dated: May 10, 2004	/s/ Robert J. Colletti

Robert J. Colletti
Chief Financial Officer

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